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                              EXHIBIT 23






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            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration
Statement (Form S-8 No. 333-4489) pertaining to the Sola Optical
401(k) Savings Plan and in the Registration Statement (Form S-8 No. 33-93788) pertaining to the Sola International Inc. Stock Option Plan and the Sola Investors' Stock Option Plan of Sola International Inc. of our report dated June 7, 1996 related to the combined financial statements of the Worldwide Opthalmic Group of American Optical
Corporation, which appears in the Current Report on Form 8-K/A
(Amendment No. 1) of Sola International Inc. dated May 6, 1996.


                                   ERNST & YOUNG LLP

Hackensack, New Jersey
June 17, 1996